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EXHIBITS

     Exhibit No.           Description

         1 Joint Filing Agreement dated as of December 20, 2000, by and between Parent and the Purchaser.

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                                                                   Exhibit No. 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below each hereby agrees that the Schedule 13D filed herewith and any amendments thereto relating to the acquisition of shares of Common Stock of Detection Systems, Inc. is filed jointly on behalf of such person.

Dated:   December 20, 2000

                                           ROBERT BOSCH GmbH

                                           By:   /s/ Georg Hanen
                                           ------------------------------------
                                           Name:     Georg Hanen
                                           Title:    Senior Vice President

                                           By:   /s/ Dr. Heiko Carrie
                                           ------------------------------------
                                           Name:     Dr. Heiko Carrie
                                           Title:    Senior Legal Counsel

                                           BOSCH SECURITY SYSTEMS CORPORATION

                                           By:   /s/ Gary Saunders
                                           ------------------------------------
                                           Name:     Gary Saunders
                                                     Title: President

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